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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 29, 1999 (January 24, 2000 as to the third, fourth and fifth paragraphs of Note 13 and as to Note 15 and February 28, 2000 as to the sixth paragraph of Note 13), relating to the consolidated financial statements of Palm, Inc. as of May 28, 1999, May 31, 1998 and May 26, 1997, which appears in the Registration Statement on Form S-1 (No. 333-92657), which is incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP


San Jose, California
April 3, 2000